The Howard Hughes Corporation Supplemental Information Three Months Ended June 30, 2023 NYSE: HHC Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 27, 2023. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); amortization; depreciation; development-related marketing cost; gain on sale or disposal of real estate and other assets, net; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While FFO, Core FFO, AFFO, and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO, and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO, and NOI may not be comparable to FFO, Core FFO, AFFO, and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO, and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Remaining to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Acquisition / Disposition Activity 27 Other Assets 28 Debt Summary 29 Reconciliations of Non-GAAP Measures 31

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of June 30, 2023, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI - These terms represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

HOWARD HUGHES 5 The Park Ward Village 9% ‘A‘ali‘i 42% Kō'ula 9% Ulana Ward Village 14% Kalae 26% Bridgeland 42% Summerlin 48% The Woodlands/ Woodlands Hills 11% Recent Company Highlights Q2 2023 Company Performance Share Price - June 30, 2023 $ 78.92 Diluted Earnings / Share $ (0.39) FFO / Diluted Share $ 0.72 Core FFO / Diluted Share $ 0.46 AFFO / Diluted Share $ 0.29 Operating Portfolio by Region Q2 '23 MPC EBT $54.9M Q2 '23 Condos Contracted 43 units NYSE: HHC Company Profile - Summary & Results HOUSTON, Jun. 8, 2023 (PRNewswire) - The Howard Hughes Corporation® (HHC) announced the appointment of David Eun to the company's Board of Directors. An experienced C-suite executive and investor with over 25 years of experience in technology and media, Mr. Eun is the Co-CEO and Co- Founder of Alakai Group, a thesis- driven acquirer using permanent capital to support and grow companies into market leaders. Office 50% Multi-family 22% Retail 18% Other 10% Q2 '23 Operating Assets NOI $68.1M Performance Highlights

Company Profile - Summary & Results (cont.)

Q2 2023 Path to Projected Annual Stabilized NOI

Currently Under Construction


Retail
13%
Office
36%
Multi-family
51%
Projected
Stabilized
NOI
$20.9M

Retail Sq. Ft.	58,900
Office Sq. Ft.	233,000
Multi-family Units	557

Currently Unstabilized


Retail
10%
Office
36%
Multi-family
54%
Projected
Stabilized
NOI
$25.4M

Retail Sq. Ft.	80,721
Office Sq. Ft.	298,587
Multi-family Units	830

Currently Stabilized


Other
8%
Retail
21%
Office
51%
Multi-family
20%
Projected
Stabilized
NOI
$317.2M

Retail Sq. Ft.	2,202,831
Office Sq. Ft.	6,284,191
Multi-family Units	4,200

Total


Other
7%
Retail
20%
Office
49%
Multi-family
24%
Projected
Stabilized
NOI
$363.5M

Retail Sq. Ft.	2,342,452
Office Sq. Ft.	6,815,778
Multi-family Units	5,587

Q2 2023 Operating Results by Property Type

Currently Unstabilized


Multi-family
44%
Office
56%
Q2 '23
Unstabilized
NOI
$(0.1)M

Currently Stabilized


Other
10%
Office
50%
Retail
18%
Multi-family
22%
Q2 '23
Stabilized
NOI
$68.2M

Total


Other
10%
Office
50%
Retail
18%
Multi-family
22%
Q2 '23
Total
NOI
$68.1M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI).

HOWARD HUGHES
6

Financial Summary

thousands except share price and billions	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	YTD Q2 2023	YTD Q2 2022
Company Profile							
Share price (a)	$ 78.92	$ 80.00	$ 76.42	$ 55.39	$ 68.05	$ 78.92	$ 68.05
Market Capitalization (b)	$3.9b	$4.0b	$3.8b	$2.7b	$3.5b	$3.9b	$3.5b
Enterprise Value (c)	$8.5b	$8.4b	$8.0b	$7.1b	$7.7b	$8.5b	$7.7b
Weighted avg. shares - basic	49,581	49,455	49,426	49,445	50,786	49,518	51,612
Weighted avg. shares - diluted	49,581	49,455	49,464	49,471	50,822	49,518	51,651
Debt Summary							
Total debt payable (d)	$4,996,198	$4,831,044	$4,802,188	$4,675,327	$4,847,318	$4,996,198	$4,847,318
Fixed-rate debt	$3,604,118	$3,607,734	$3,610,618	$3,316,050	$3,320,845	$3,604,118	$3,320,845
Weighted avg. rate - fixed	4.55 %	4.55 %	4.55 %	4.40 %	4.40 %	4.55 %	4.40 %
Variable-rate debt, excluding condominium financing	$1,277,571	$1,174,310	$1,142,570	$1,310,277	$1,255,498	$1,277,571	$1,255,498
Weighted avg. rate - variable	6.37 %	6.20 %	6.07 %	5.19 %	4.45 %	6.37 %	4.45 %
Condominium debt outstanding at end of period	$ 114,509	$ 49,000	$ 49,000	$ 49,000	$ 270,975	$ 114,509	$ 270,975
Weighted avg. rate - condominium financing	7.17 %	7.00 %	7.00 %	8.14 %	5.00 %	7.17 %	5.00 %
Leverage ratio (debt to enterprise value)	57.95 %	57.00 %	59.40 %	65.16 %	62.36 %	57.98 %	62.36 %
General and Administrative							
General and administrative (G&A) (e)	$ 20,217	$ 23,553	$ 20,898	$ 19,471	$ 15,512	$ 43,770	$ 41,403
Less: Non-cash stock compensation	(1,606)	(3,443)	(1,366)	(1,298)	(1,254)	(5,049)	(2,691)
Cash G&A (f)	$ 18,611	$ 20,110	$ 19,532	$ 18,173	$ 14,258	$ 38,721	$ 38,712

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) G&A expense for the first quarter of 2023 includes both $1.6 million of severance and bonus costs and $2.1 million of non-cash stock compensation related to our former General Counsel. G&A expense for the first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.
(f) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES
HH
7

Financial Summary (cont.)

thousands except percentages	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	YTD Q2 2023	YTD Q2 2022
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 66,123	$ 54,310	$ 52,652	$ 58,657	$ 63,961	$ 120,433	$ 114,475
Company's share of NOI from unconsolidated ventures	1,960	4,860	2,420	2,139	2,386	6,820	9,140
Total Operating Assets NOI	$ 68,083	$ 59,170	$ 55,072	$ 60,796	$ 66,347	$ 127,253	$ 123,615
MPC							
MPC Segment EBT	$ 54,926	$ 62,372	$ 76,660	$ 75,383	$ 71,266	$ 117,298	$ 130,944
Seaport							
Seaport NOI	$ (2,446)	$ (5,585)	$ (4,910)	$ 1,568	$ (684)	$ (8,031)	$ (6,426)
Company's share of NOI from unconsolidated ventures (a)	(9,262)	(9,591)	(15,730)	(11,034)	(4,979)	(18,853)	(8,817)
Total Seaport NOI	$ (11,708)	$ (15,176)	$ (20,640)	$ (9,466)	$ (5,663)	$ (26,884)	$ (15,243)
Condo Gross Profit							
Condominium rights and unit sales	$ 14,866	$ 6,087	$ 217,397	$ 418,645	$ 21,420	$ 20,953	$ 41,036
Adjusted condominium rights and unit cost of sales (b)	(13,191)	(4,536)	(154,957)	(295,300)	(16,833)	(17,727)	(31,013)
Condo adjusted gross profit	$ 1,675	$ 1,551	$ 62,440	$ 123,345	$ 4,587	$ 3,226	$ 10,023

(a) Company's share of NOI for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.

(b) Excludes $16.1 million charge in the second quarter of 2023 and $2.7 million charge in the second quarter of 2022 for the estimated costs related to construction defects at the Waiea tower. HHC believes it should be entitled to recover all the repair costs from the general contractor, other responsible parties, and insurance proceeds; however, it can provide no assurances that all or any portion of the costs will be recovered.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) June 30, 2023 December 31, 2022 ASSETS Master Planned Communities assets $ 2,445,421 $ 2,411,526 Buildings and equipment 4,432,612 4,246,389 Less: accumulated depreciation (958,510) (867,700) Land 311,194 312,230 Developments 1,336,104 1,125,027 Net investment in real estate 7,566,821 7,227,472 Investments in unconsolidated ventures 248,904 246,171 Cash and cash equivalents 389,405 626,653 Restricted cash 453,747 472,284 Accounts receivable, net 104,394 103,437 Municipal Utility District receivables, net 553,975 473,068 Deferred expenses, net 138,804 128,865 Operating lease right-of-use assets, net 46,250 46,926 Other assets, net 267,115 278,587 Total assets $ 9,769,415 $ 9,603,463 LIABILITIES Mortgages, notes, and loans payable, net $ 4,945,746 $ 4,747,183 Operating lease obligations 51,866 51,321 Deferred tax liabilities, net 235,787 254,336 Accounts payable and other liabilities 967,563 944,511 Total liabilities 6,200,962 5,997,351 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,533,030 issued, and 50,088,282 outstanding as of June 30, 2023, 56,226,273 shares issued, and 49,801,997 outstanding as of December 31, 2022 566 564 Additional paid-in capital 3,980,780 3,972,561 Retained earnings (accumulated deficit) 126,189 168,077 Accumulated other comprehensive income (loss) 7,753 10,335 Treasury stock, at cost, 6,444,748 shares as of June 30, 2023, and 6,424,276 shares as of December 31, 2022 (612,663) (611,038) Total stockholders' equity 3,502,625 3,540,499 Noncontrolling interests 65,828 65,613 Total equity 3,568,453 3,606,112 Total liabilities and equity $ 9,769,415 $ 9,603,463 Balance Sheets

Statements of Operations

thousands except per share amounts (unaudited)	Q2 2023	Q2 2022	YTD Q2 2023	YTD Q2 2022
REVENUES				
Condominium rights and unit sales	$ 14,866	$ 21,420	$ 20,953	$ 41,036
Master Planned Communities land sales	42,306	84,979	101,667	146,447
Rental revenue	103,339	104,055	201,203	199,164
Other land, rental, and property revenues	46,898	47,783	65,866	67,320
Builder price participation	15,907	18,471	29,916	32,967
Total revenues	**223,316**	**276,708**	**419,605**	**486,934**
EXPENSES				
Condominium rights and unit cost of sales	29,317	19,546	33,853	33,726
Master Planned Communities cost of sales	15,867	31,263	37,870	55,949
Operating costs	83,800	86,119	156,187	151,674
Rental property real estate taxes	15,578	13,014	30,997	28,196
Provision for (recovery of) doubtful accounts	(26)	1,288	(2,446)	2,132
General and administrative	20,217	15,512	43,770	41,403
Depreciation and amortization	53,221	48,976	105,230	97,569
Other	3,089	2,674	6,660	5,083
Total expenses	**221,063**	**218,392**	**412,121**	**415,732**
OTHER				
Gain (loss) on sale or disposal of real estate and other assets, net	(16)	4,018	4,714	4,009
Other income (loss), net	(1,607)	714	3,374	493
Total other	**(1,623)**	**4,732**	**8,088**	**4,502**
Operating income (loss)	630	63,048	15,572	75,704
Interest income	4,992	254	9,084	278
Interest expense	(33,947)	(28,152)	(72,084)	(55,590)
Gain (loss) on extinguishment of debt	—	(363)	—	(645)
Equity in earnings (losses) from unconsolidated ventures	(6,186)	(6,092)	(10,988)	11,820
Income (loss) before income taxes	(34,511)	28,695	(58,416)	31,567
Income tax expense (benefit)	(15,370)	7,263	(16,648)	7,964
Net income (loss)	(19,141)	21,432	(41,768)	23,603
Net (income) loss attributable to noncontrolling interests	(2)	132	(120)	83
Net income (loss) attributable to common stockholders	**$ (19,143)**	**$ 21,564**	**$ (41,888)**	**$ 23,686**
Basic income (loss) per share	**$ (0.39)**	**$ 0.42**	**$ (0.85)**	**$ 0.46**
Diluted income (loss) per share	**$ (0.39)**	**$ 0.42**	**$ (0.85)**	**$ 0.46**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q2 2023	Q2 2022	$ Change	% Change	YTD Q2 2023	YTD Q2 2022	$ Change	% Change
Same Store Office								
Houston, TX	$ 24,424	$ 19,402	$ 5,022	26 %	$ 42,978	$ 35,477	$ 7,501	21 %
Columbia, MD	6,125	6,573	(448)	(7)%	12,302	12,378	(76)	(1)%
Las Vegas, NV	3,432	3,764	(332)	(9)%	6,676	7,061	(385)	(5)%
Total Same Store Office	**33,981**	**29,739**	**4,242**	**14 %**	**61,956**	**54,916**	**7,040**	**13 %**
Same Store Retail								
Houston, TX	2,627	2,751	(124)	(5)%	6,022	4,525	1,497	33 %
Columbia, MD	745	773	(28)	(4)%	1,337	1,229	108	9 %
Las Vegas, NV	6,040	5,839	201	3 %	12,257	11,641	616	5 %
Honolulu, HI	3,195	4,481	(1,286)	(29)%	7,771	8,481	(710)	(8)%
Total Same Store Retail	**12,607**	**13,844**	**(1,237)**	**(9)%**	**27,387**	**25,876**	**1,511**	**6 %**
Same Store Multi-family								
Houston, TX	9,084	8,389	695	8 %	18,710	16,073	2,637	16 %
Columbia, MD	1,720	1,654	66	4 %	3,244	3,267	(23)	(1)%
Las Vegas, NV	1,793	1,800	(7)	— %	3,741	3,648	93	3 %
Company's share of NOI from unconsolidated ventures	1,803	1,786	17	1 %	3,614	3,530	84	2 %
Total Same Store Multi-family	**14,400**	**13,629**	**771**	**6 %**	**29,309**	**26,518**	**2,791**	**11 %**
Same Store Other								
Houston, TX	2,033	1,908	125	7 %	3,886	3,653	233	6 %
Columbia, MD	17	(222)	239	108 %	18	(124)	142	115 %
Las Vegas, NV	4,762	5,513	(751)	(14)%	2,364	4,417	(2,053)	(46)%
Honolulu, HI	70	119	(49)	(41)%	138	161	(23)	(14)%
Company's share of NOI from unconsolidated ventures	157	600	(443)	(74)%	3,206	5,610	(2,404)	(43)%
Total Same Store Other	**7,039**	**7,918**	**(879)**	**(11)%**	**9,612**	**13,717**	**(4,105)**	**(30)%**
Total Same Store NOI	**68,027**	**65,130**	**2,897**	**4 %**	**128,264**	**121,027**	**7,237**	**6 %**
Non-Same Store NOI	**56**	**1,217**	**(1,161)**	**(95)%**	**(1,011)**	**2,588**	**(3,599)**	**(139)%**
Total Operating Assets NOI	**$ 68,083**	**$ 66,347**	**$ 1,736**	**3 %**	**$ 127,253**	**$ 123,615**	**$ 3,638**	**3 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 Same Store Metrics Stabilized Leasing Percentages Office 89% 86% 85% 89% 88 % Retail 96% 96% 95% 96% 95 % Multi-family 98% 95% 95% 96% 96 % Unstabilized Leasing Percentages (a) Office — % — % 71% 64% 52 % Retail — % — % 90% 78% 72 % Same Store NOI Office $ 33,981 $ 27,975 $ 27,870 $ 28,430 $ 29,739 Retail 12,607 14,780 12,877 12,473 13,844 Multi-family 14,400 14,909 12,795 13,732 13,629 Other 7,039 2,573 897 5,882 7,918 Total Same Store NOI $ 68,027 $ 60,237 $ 54,439 $ 60,517 $ 65,130 Quarter over Quarter Change in Same Store NOI 13% 11% (10) % (7) % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) As of Q1 2023, all same store properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q2 2023 Occupied (#)		Q2 2023 Leased (#)		Q2 2023 Occupied (%)		Q2 2023 Leased (%)		In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (b)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100 %	3,994,920	—	3,367,805	—	3,565,050	—	84 %	— %	89 %	— %	$ 76,470	$ 110,640	—
Office - Columbia	100 %	1,753,291	—	1,340,142	—	1,489,708	—	76 %	— %	85 %	— %	23,080	35,380	—
Office - Summerlin	100 %	535,980	—	496,484	—	511,695	—	93 %	— %	95 %	— %	13,410	14,900	—
Retail - Houston	100 %	360,058	—	317,914	—	340,109	—	88 %	— %	94 %	— %	10,310	12,700	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	3,820	2,710	—
Retail - Hawai'i	100 %	808,016	—	736,375	—	751,435	—	91 %	— %	93 %	— %	15,020	24,400	—
Retail - Summerlin	100 %	803,145	—	790,548	—	803,298	—	98 %	— %	100 %	— %	22,690	26,300	—
Multi-family - Houston (c)	100 %	34,419	2,610	31,762	2,475	33,473	2,535	92 %	95 %	97 %	97 %	36,540	39,980	—
Multi-family - Columbia (c)	Various	97,294	1,199	63,902	1,146	88,335	1,183	66 %	96 %	91 %	99 %	14,820	16,860	—
Multi-family - Summerlin (c)	100 %	—	391	—	365	—	377	— %	93 %	— %	96 %	7,650	7,650	—
Self-Storage - Houston (d)	100 %	—	1,370	—	1,296	—	1,307	— %	95 %	— %	95 %	1,000	1,390	—
Other - Summerlin (e)	Various	—	—	—	—	—	—	— %	— %	— %	— %	9,460	14,270	—
Other Assets (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	6,880	10,000	—
Total Stabilized Properties (f)												**$ 241,150**	**$ 317,180**	—
Unstabilized Properties														
Office - Houston	100 %	32,689	—	—	—	—	—	— %	— %	— %	— %	$ (320)	$ 790	2.5
Office - Summerlin	100 %	265,898	—	124,654	—	191,543	—	47 %	— %	72 %	— %	(850)	8,380	2.5
Retail - Hawai'i	100 %	48,029	—	3,619	—	21,935	—	8 %	— %	46 %	— %	(140)	2,530	2.3
Multi-family - Houston (c)	100 %	—	358	—	249	—	286	— %	70 %	— %	80 %	900	4,360	2.0
Multi-family - Columbia (c)	100 %	32,692	472	—	191	15,946	223	— %	40 %	49 %	47 %	350	9,320	2.5
Total Unstabilized Properties												**$ (60)**	**$ 25,380**	**2.4**

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NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total Sq. Ft.	Total Units	Q2 2023 Occupied (#) Sq. Ft.	Q2 2023 Occupied (#) Units	Q2 2023 Leased (#) Sq. Ft.	Q2 2023 Leased (#) Units	Q2 2023 Occupied (%) Sq. Ft.	Q2 2023 Occupied (%) Units	Q2 2023 Leased (%) Sq. Ft.	Q2 2023 Leased (%) Units	In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (b)
Under Construction Properties														
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 3,200	3.5
Office - Summerlin	100 %	147,000	—	—	—	—	—	— %	— %	— %	— %	n/a	4,300	3.5
Retail - Hawai‘i	100 %	58,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,660	4.8
Multi-family - Houston (c)	100 %	—	263	—	—	—	—	— %	— %	— %	— %	n/a	4,860	2.8
Multi-family - Summerlin (c)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,900	3.5
Total Under Construction Properties												**n/a**	**$ 20,920**	**3.7**
Total / Wtd. Avg. for Portfolio												**$ 241,090**	**$ 363,480**	**3.2**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) The expected stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(c) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(d) Subsequent to quarter end, on July 6, 2023, the Company completed the sale of these self-storage properties for $30.5 million.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.

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Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q2 2023 % Occ. (a)	Q2 2023 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	200,639	58 %	63 %	$ 2,190	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,950	79 %	86 %	3,930	6,000
Three Hughes Landing	Houston, TX	100 %	321,633	93 %	95 %	8,240	8,240
1725 Hughes Landing Boulevard	Houston, TX	100 %	339,608	67 %	69 %	2,550	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,237	100 %	100 %	7,950	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	490	570
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,530	6,450
Memorial Hermann Medical Office Building	Houston, TX	100 %	20,000	100 %	100 %	570	600
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,420	4,400
9303 New Trails	Houston, TX	100 %	98,283	37 %	42 %	120	1,530
3831 Technology Forest Drive	Houston, TX	100 %	97,360	100 %	100 %	2,450	2,620
3 Waterway Square	Houston, TX	100 %	227,617	91 %	100 %	4,140	6,500
4 Waterway Square	Houston, TX	100 %	217,952	81 %	83 %	3,440	6,860
The Woodlands Towers at the Waterway (c)	Houston, TX	100 %	1,401,048	85 %	94 %	28,370	43,400
1400 Woodloch Forest	Houston, TX	100 %	94,276	82 %	82 %	1,080	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	925,584	75 %	79 %	8,340	14,330
Columbia Office Properties	Columbia, MD	100 %	67,066	83 %	83 %	680	1,400
One Mall North	Columbia, MD	100 %	99,806	62 %	65 %	480	1,950
One Merriweather	Columbia, MD	100 %	209,959	100 %	100 %	5,550	5,400
Two Merriweather	Columbia, MD	100 %	124,639	75 %	94 %	4,030	3,100
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	95 %	4,000	9,200
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,390	4,520
One Summerlin	Las Vegas, NV	100 %	207,307	81 %	88 %	5,450	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	100 %	100 %	3,570	3,940
Total Office			**6,284,191**			**$ 112,960**	**$ 160,920**
Retail							
Creekside Park West	Houston, TX	100 %	72,976	86 %	97 %	$ 1,720	$ 2,200
Hughes Landing Retail	Houston, TX	100 %	125,803	93 %	93 %	4,100	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	510	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	84 %	88 %	1,570	1,800
20/25 Waterway Avenue	Houston, TX	100 %	51,543	78 %	100 %	1,550	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	810	870
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	50	300
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	3,550	2,310
Merriweather District Area 3 Retail	Columbia, MD	100 %	10,700	100 %	100 %	270	400
Ward Village Retail	Honolulu, HI	100 %	808,016	91 %	93 %	15,020	24,400
Downtown Summerlin (d)	Las Vegas, NV	100 %	803,145	98 %	100 %	22,690	26,300
Total Retail			**2,071,118**			**$ 51,840**	**$ 66,110**

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Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q2 2023 % Occ.(a) Rentable Sq. Ft.	Q2 2023 % Occ.(a) Units	Q2 2023 % Leased (a) Rentable Sq. Ft.	Q2 2023 % Leased (a) Units	In-Place NOI (b)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	95 %	n/a	97 %	$ 2,990	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	93 %	n/a	95 %	4,210	4,780
Lakeside Row	Houston, TX	100 %	—	312	n/a	94 %	n/a	96 %	3,030	3,870
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	96 %	n/a	98 %	3,590	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	96 %	n/a	99 %	4,170	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	88 %	95 %	96 %	97 %	7,070	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	95 %	n/a	98 %	2,670	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	100 %	95 %	100 %	97 %	8,810	8,530
Juniper Apartments	Columbia, MD	100 %	55,677	382	40 %	96 %	84 %	97 %	7,140	9,160
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	100 %	96 %	100 %	99 %	3,460	3,450
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	95 %	100 %	100 %	4,220	4,250
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	99 %	n/a	100 %	2,420	2,500
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	91 %	n/a	95 %	5,230	5,150
Total Multi-family (e)			**131,713**	**4,200**					**$ 59,010**	**$ 64,490**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 250	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,340	1,520
HHC 242 Self-Storage (f)	Houston, TX	100 %	—	637	n/a	93 %	n/a	94 %	500	710
HHC 2978 Self-Storage (f)	Houston, TX	100 %	—	733	n/a	96 %	n/a	97 %	500	680
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	150	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	—	2,380
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,512	2,300
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,150	2,180
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	590	580
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,000	4,640
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	5,870	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	478	1,090
Total Other			**135,801**	**1,370**					**$ 17,340**	**$ 25,660**
Total Stabilized									**$ 241,150**	**$ 317,180**

(a) Percentage Occupied and Percentage Leased are as of June 30, 2023.
(b) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(e) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) Subsequent to quarter end, on July 6, 2023, the Company completed the sale of these self-storage properties for $30.5 million.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators.

HOWARD HUGHES

16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q2 2023 % Occ. (a)		Q2 2023 % Leased (a)		Dev. Costs Incurred to Date	Total Estimated Dev. Costs	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
					Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units						
Office														
Creekside Park Medical Plaza	Houston, TX	100 %	32,689	—	— %	n/a	— %	n/a	$ 7,654	$ 10,351	$ (320)	$ 790	2025	8 %
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	47 %	n/a	72 %	n/a	95,853	121,515	(850)	8,380	2025	7 %
Total Office			**298,587**	**—**					**$ 103,507**	**$ 131,866**	**$ (1,170)**	**$ 9,170**		
Retail														
A'ali'i (c)	Honolulu, HI	100 %	11,175	—	32 %	n/a	100 %	n/a	$ —	$ —	$ 90	$ 640	2025	— %
Kō'ula (c)	Honolulu, HI	100 %	36,854	—	— %	n/a	29 %	n/a	—	—	(230)	1,890	2025	— %
Total Retail			**48,029**	**—**					**$ —**	**$ —**	**$ (140)**	**$ 2,530**		
Multi-family														
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	70 %	— %	80 %	$ 55,898	$ 60,572	$ 900	$ 4,360	2025	7 %
Marlow	Columbia, MD	100 %	32,692	472	— %	40 %	49 %	47 %	111,490	130,490	350	9,320	2025	7 %
Total Multi-family			**32,692**	**830**					**$ 167,388**	**$ 191,062**	**$ 1,250**	**$ 13,680**		
Total Unstabilized									**$ 270,895**	**$ 322,928**	**$ (60)**	**$ 25,380**		

(a) Percentage Occupied and Percentage Leased are as of June 30, 2023.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
South Lake Medical Office Building	Columbia, MD	100 %	86,000	21 %	Q3 2022	2027	$ 9,982	$ 46,750	$ 3,200	7 %
Summerlin South Office	Las Vegas, NV	100 %	147,000	— %	Q4 2022	2026	18,417	55,459	4,300	8 %
Total Office			**233,000**				**$ 28,399**	**$ 102,209**	**$ 7,500**	
Retail										
Ulana Ward Village (c)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	$ —	$ —	$ 760	— %
The Park Ward Village (c)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	—	—	1,900	— %
Total Retail			**58,900**				**$ —**	**$ —**	**$ 2,660**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
Tanager Echo	Las Vegas, NV	100 %	294	$ 2,148	Q2 2021	2026	$ 76,234	$ 86,853	$ 5,900	7 %
Wingspan (d)	Houston, TX	100 %	263	2,460	Q2 2022	2026	36,908	87,048	4,860	6 %
Total Multi-family			**557**				**$ 113,142**	**$ 173,901**	**$ 10,760**	
Total Under Construction							**$ 141,541**	**$ 276,110**	**$ 20,920**	

(a) Represents leases signed as of June 30, 2023.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) Wingspan is our first single-family rental community in Bridgeland. The project, which will include 263 homes, is expected to start welcoming residents later this year.

HOWARD HUGHES

HH

18

Seaport Operating Performance

Q2 2023 *thousands except sq. ft. and percentages*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q2 2023 Total
Revenues (f)	$ 2,141	$ 333	$ 9,734	$ 3,253	$ 7,343	$ 22,804
Operating expenses (f)	(8,366)	(208)	(9,785)	(934)	(7,372)	(26,665)
Adjustments to arrive at NOI	1,465	(92)	1	41	—	1,415
Seaport NOI	$ (4,760)	$ 33	$ (50)	$ 2,360	$ (29)	$ (2,446)
Company's share of NOI from unconsolidated ventures (f)	—	—	373	(9,635)	—	(9,262)
Total Seaport NOI (g)	$ (4,760)	$ 33	$ 323	$ (7,275)	$ (29)	$ (11,708)
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	345,962	13,000 / 21	51,606	53,783	21,077	
Leased Sq. Ft. / units (h)	194,405	— / 21	50,970	53,783	21,077	
% Leased or occupied (h)	56 %	— % / 100 %	99 %	100 %	100 %	
Development						
Development costs incurred to date	$ 565,958	$ —	$ —	$ 200,039	$ —	$ 765,997
Total estimated development costs	$ 594,368	$ —	$ —	$ 206,524	$ —	$ 800,892

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHC and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended June 30, 2023, these businesses include, among others, The Fulton, Mister Dips, Carne Mare and Malibu Farm. Managed Businesses also includes the Company's share of NOI from Ssäm Bar and Jean-Georges Restaurants.
(d) The Company owns 100% of the Tin Building (Landlord Operations) with 100% of the space leased to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's share of NOI from unconsolidated ventures.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from unconsolidated ventures. See page 32 for the reconciliation of Total Seaport NOI.
(h) Leased square footage and percent leased for Landlord Operations includes agreements with terms of less than one year.

HOWARD HUGHES

19

Ward Village - Sold Out Condominiums

As of June 30, 2023	Waiea	Anaha	Ae'o	Ke Kilohana	Victoria Place	Total
Key Metrics (*$ in thousands*)						
Type of building	Luxury	Luxury	Upscale	Workforce	Luxury	
Number of units	177	317	465	423	349	1,731
Avg. unit Sq. Ft.	2,138	1,417	838	696	1,164	1,108
Condo Sq. Ft.	378,488	449,205	389,663	294,273	406,351	1,917,980
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	n/a	122,950
Stabilized retail NOI	$450	$1,200	$2,400	$1,200	n/a	$5,250
Stabilization year	2017	2020	2019	2020	n/a	
Development progress (*$ in thousands*)						
Status	Completed	Completed	Completed	Completed	Under Construction	
Start date	Q2 2014	Q4 2014	Q1 2016	Q4 2016	Q1 2021	
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	2024	
Total estimated development cost	$624,254	$403,974	$430,737	$218,406	$511,343	$2,188,714
Development costs incurred to date	589,001	403,756	430,046	217,241	255,259	1,895,303
Estimated remaining to be spent	$35,253	$218	$691	$1,165	$256,084	$293,411
Financial Summary (*$ in thousands*)						
Units closed through June 30, 2023	177	317	465	423	—	1,382
Units under contract through June 30, 2023	—	—	—	—	349	349
Total % of units closed or under contract	100%	100%	100%	100%	100%	100%
Units closed in Q2 2023	—	—	—	—	—	—
Square footage closed or under contract (total)	378,488	449,205	389,663	294,273	406,351	1,917,980
Total % square footage closed or under contract	100%	100%	100%	100%	100%	100%
Total cash received (closings & deposits)	$698,228	$515,877	$512,820	$218,549	$159,347	$2,104,821
Total GAAP revenue recognized	$698,228	$515,877	$512,820	$218,549	$—	$1,945,474
Total future GAAP revenue for units under contract	$—	$—	$—	$—	$777,318	$777,318
Deposit Reconciliation (*thousands*)						
Spent towards construction	$—	$—	$—	$—	$152,755	$152,755
Held for closings (a)	—	—	—	—	6,592	6,592
Total deposits from sales commitment	$—	$—	$—	$—	$159,347	$159,347

(a) Total deposits held for closings are presented above only for projects under construction and are included in Restricted cash.

HOWARD HUGHES

20

Ward Village - Remaining to be Sold

As of June 30, 2023	‘A‘ali‘i	Kō'ula	The Park Ward Village	Ulana Ward Village	Kalae	Total
Key Metrics (*$ in thousands*)						
Type of building	Upscale	Upscale	Upscale	Workforce	Luxury	
Number of units	750	565	545	696	329	2,885
Avg. unit Sq. Ft.	520	725	846	623	1,207	725
Condo Sq. Ft.	390,097	409,612	460,864	433,773	397,203	2,091,549
Street retail Sq. Ft. (a)	11,175	36,854	26,800	32,100	2,000	108,929
Stabilized retail NOI	$640	$1,890	$1,900	$760	N/A	$5,190
Stabilization year	2025	2025	2028	2028	N/A	
Development progress (*$ in thousands*)						
Status	Completed	Completed	Under Construction	Under Construction	Predevelopment	
Start date	Q4 2018	Q3 2019	Q4 2022	Q1 2023	N/A	
Completion / Est. Completion date	Q4 2021	Q3 2022	2025	2025	2026	
Total estimated development cost	$394,908	$487,039	$620,065	$402,914	N/A	$1,904,926
Development costs incurred to date	383,092	439,801	93,214	53,782	N/A	969,889
Estimated remaining to be spent	$11,816	$47,238	$526,851	$349,132	N/A	$935,037
Financial Summary (*$ in thousands*)						
Units closed through June 30, 2023	734	554	—	—	—	1,288
Units under contract through June 30, 2023	7	1	508	692	273	1,481
Units remaining to be sold through June 30, 2023	9	10	37	4	56	116
Total % of units closed or under contract	98.8%	98.2%	93.2%	99.4%	83.0%	96.0%
Units closed in Q2 2023	11	4	—	—	—	15
Units under contract in Q2 2023	18	4	4	6	11	43
Square footage closed or under contract (total)	382,757	404,020	432,894	432,617	341,207	1,993,495
Total % square footage closed or under contract	98.1%	98.6%	93.9%	99.7%	85.9%	95.3%
Total cash received (closings & deposits)	$524,152	$625,306	$133,460	$37,222	$136,160	$1,456,300
Total GAAP revenue recognized	$520,315	$625,086	$—	$—	$—	$1,145,401
Total future GAAP revenue for units under contract	$7,047	$875	$669,050	$371,265	$692,436	$1,740,673
Expected avg. price per Sq. Ft.	$1,300 - $1,350	$1,500 - $1,550	$1,500 - $1,550	$850 - $900	$2,000 - $2,050	
Deposit Reconciliation (*thousands*)						
Held for future use (b)	$—	$—	$131,533	$37,222	$136,160	$304,915
Held for closings (b)	—	—	1,927	—	—	1,927
Total deposits from sales commitment	$—	$—	$133,460	$37,222	$136,160	$306,842

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Total deposits held for future use and held for closings are presented above only for projects under construction and are included in Restricted cash.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of June 30, 2023 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
Juniper Apartments (c)	Columbia, MD	$ 116,386	$ 110,489	$ 5,897	$ —	$ —	$ 5,897	Completed
Marlow	Columbia, MD	130,490	111,490	19,000	—	17,894	1,106	Completed
6100 Merriweather (c)	Columbia, MD	138,221	118,961	19,260	—	—	19,260	Completed
Creekside Park Medical Plaza (c)(d)	Houston, TX	10,351	7,654	2,697	—	3,301	(604)	Completed
Memorial Hermann Medical Office Building (c)(d)	Houston, TX	6,237	4,784	1,453	—	1,816	(363)	Completed
Starling at Bridgeland (d)	Houston, TX	60,572	55,898	4,674	—	4,947	(273)	Completed
1700 Pavilion (c)	Las Vegas, NV	121,515	95,853	25,662	—	24,041	1,621	Completed
Total Operating Assets		583,772	505,129	78,643	—	51,999	26,644	
Pier 17 and Historic District Area / Uplands (c)	New York, NY	594,368	565,958	28,410	—	—	28,410	Completed
Tin Building	New York, NY	206,524	200,039	6,485	—	—	6,485	Completed
Total Seaport Assets		800,892	765,997	34,895	—	—	34,895	
South Lake Medical Office Building	Columbia, MD	46,750	9,982	36,768	—	23,758	13,010	2024
Wingspan	Houston, TX	87,048	36,908	50,140	—	49,572	568	2024
Summerlin South Office	Las Vegas, NV	55,459	18,417	37,042	—	27,762	9,280	2024
Tanager Echo	Las Vegas, NV	86,853	76,234	10,619	—	8,947	1,672	Q3 2023
'A'ali'i	Honolulu, HI	394,908	383,092	11,816	—	—	11,816	Completed
Kō'ula	Honolulu, HI	487,039	439,801	47,238	22,244	—	24,994	Completed
The Park Ward Village (d)	Honolulu, HI	620,065	93,214	526,851	136,902	392,000	(2,051)	2025
Ulana Ward Village	Honolulu, HI	402,914	53,782	349,132	36,333	249,871	62,928	2025
Victoria Place	Honolulu, HI	511,343	255,259	256,084	—	252,493	3,591	2024
Waiea (e)	Honolulu, HI	624,254	589,001	35,253	—	—	35,253	Completed
Total Strategic Developments		3,316,633	1,955,690	1,360,943	195,479	1,004,403	161,061	
Total		$ 4,701,297	$ 3,226,816	$ 1,474,481	$ 195,479	$1,056,402	$ 222,600	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHC, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(e) Total estimated cost includes $155.4 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

HOWARD HUGHES

22

Portfolio Key Metrics

As of June 30, 2023	MPC Regions							Non-MPC Regions			
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo	Total	Columbia (a)	Hawai'i	Seaport	Total
	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	New York, NY	Non-MPC
Stabilized Properties											
Office Sq.Ft.	3,994,920	—	—	535,980	—	—	4,530,900	1,753,291	—	—	1,753,291
Retail Sq. Ft. (b)	326,530	—	67,947	803,145	—	—	1,197,622	197,193	808,016	13,000	1,018,209
Multi-family units	2,298	—	312	391	—	—	3,001	1,199	—	21	1,220
Self-Storage Units (c)	1,370	—	—	—	—	—	1,370	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties											
Office Sq.Ft.	32,689	—	—	265,898	—	—	298,587	—	—	188,450	188,450
Retail Sq.Ft.	—	—	—	—	—	—	—	32,692	48,029	283,978	364,699
Multi-family units	—	—	358	—	—	—	358	472	—	—	472
Under Construction Properties											
Office Sq.Ft.	—	—	—	147,000	—	—	147,000	86,000	—	—	86,000
Retail Sq.Ft.	—	—	—	—	—	—	—	—	58,900	—	58,900
Multi-family units	—	—	263	294	—	—	557	—	—	—	—
Residential Land											
Total gross acreage/condos (d)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	4,616	n/a	n/a
Current Residents	120,000	2,375	20,000	123,000	—	—	265,375	112,000	n/a	n/a	n/a
Remaining saleable acres/ condos (d)	36 ac	721 ac	2,118 ac	2,618 ac	15,804 ac	861 ac	22,158 ac	n/a	116	n/a	n/a
Estimated price per acre (e)	$2,493,000	$333,000	$541,000	$900,000	$696,000	$648,000		n/a	n/a	n/a	
Commercial Land											
Total acreage remaining	731 ac	167 ac	1,048 ac	700 ac	10,531 ac	457 ac	13,634 ac	96 ac	n/a	n/a	n/a
Estimated price per acre (e)	$962,000	$532,000	$679,000	$1,172,000	$224,000	$151,000		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in multi-family assets shown as retail square feet.

(a) Columbia MPC land development is complete and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) Subsequent to quarter end, on July 6, 2023, the Company completed the sale of these self-storage properties for $30.5 million.

(d) Metrics shown as of June 30, 2023.

(e) Residential and commercial pricing represents the Company's estimate of price per acre per its 2023 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia (a) Total Floreo (b) thousands Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Revenues: Residential land sale revenues $ 9,046 $ — $ 4,287 $ 7,117 $ 21,414 $ 25,185 $ 1,853 $ 51,451 $ — $ — $ — $ — $ 36,600 $ 83,753 $ — $ — Commercial land sale revenues 1,719 — 1 1,226 3,986 — — — — — — — 5,706 1,226 — — Builder price participation 113 635 928 1,382 2,102 1,988 12,764 14,466 — — — — 15,907 18,471 — — Other land sale revenues 265 251 20 — 37 76 4,776 4,295 — 38 — — 5,098 4,660 — — Total revenues 11,143 886 5,236 9,725 27,539 27,249 19,393 70,212 — 38 — — 63,311 108,110 — — Expenses: Cost of sales - residential land (4,532) — (2,053) (2,925) (6,959) (7,178) (845) (20,657) — — — — (14,389) (30,760) — — Cost of sales - commercial land (390) — (1) (503) (1,087) — — — — — — — (1,478) (503) — — Real estate taxes (1,405) (967) (20) (16) (1,193) (936) (384) (611) (4) (8) — (149) (3,006) (2,687) (48) (116) Land sales operations (1,966) (4,063) (727) (739) (2,169) (2,163) (3,879) (3,501) (464) (198) — (522) (9,205) (11,186) (668) (130) Total operating expenses (8,293) (5,030) (2,801) (4,183) (11,408) (10,277) (5,108) (24,769) (468) (206) — (671) (28,078) (45,136) (716) (246) Depreciation and amortization (30) (34) (2) (2) (29) (33) (35) (23) (10) — — — (106) (92) (28) (4) Interest income (expense), net 243 329 622 482 7,109 3,845 9,187 7,127 — — — — 17,161 11,783 (214) (54) Other (loss) income, net — — — — — — — — — 23 — — — 23 — — Equity in earnings (losses) from unconsolidated ventures (c) — — — — — — 3,117 (3,271) (479) (151) — — 2,638 (3,422) — — MPC Segment EBT $ 3,063 $ (3,849) $ 3,055 $ 6,022 $ 23,211 $ 20,784 $ 26,554 $ 49,276 $ (957) $ (296) $ — $ (671) $ 54,926 $ 71,266 $ (958) $ (304) (a) Columbia MPC land development is complete and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023. (b) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (c) Equity in earnings (losses) from unconsolidated ventures for Teravalis reflects our share of earnings in our Floreo joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Floreo (a) thousands Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Q2 2023 Q2 2022 Key Performance Metrics: Residential Total acres closed in current period 3.7 ac — 10.5 ac 19.7 ac 38.8 ac 43.7 ac — 48.2 ac — — — — Price per acre achieved $2,445 $— $408 $361 $552 $576 $— $1,073 $— $— $— $— Avg. gross margins 49.9% —% 52.1% 58.9% 67.5% 71.5% —% 59.9% —% —% —% —% Commercial Total acres closed in current period 2.1 ac — — 8.0 ac — — — — — — — — Price per acre achieved $819 $— $— $175 $— $— $— $— $— $— $— $— Avg. gross margins 77.3% — % —% 59.0% — % —% — % —% —% —% —% —% Avg. combined before-tax net margins 54.3% —% 52.1% 58.9% 68.3% 71.5% —% 59.9% —% —% —% —% Key Valuation Metrics: Remaining saleable acres Residential 36 ac 721 ac 2,118 ac 2,618 ac 15,804 ac 861 ac Commercial 731 ac 167 ac 1,048 ac 700 ac 10,531 ac 457 ac Projected est. % superpads / lot size —% / — —% / — —% / — 63% / 0.25 ac —% / — —% / — Projected est. % single-family detached lots / lot size 79% / 0.16 ac 82% / 0.21 ac 92% / 0.21 ac —% / — 81% / 0.22 ac 100% / 0.17 ac Projected est. % single-family attached lots / lot size 21% / 0.14 ac 18% / 0.12 ac 5% / 0.08 ac —% / — 19% / 0.11 ac —% / — Projected est. % custom homes / lot size —% / — —% / — 3% / 0.63 ac 37% / 0.45 ac —% / — —% / — Estimated builder sale velocity (blended total - TTM) (b) 0.3 20 86 60 NM NM Projected GAAP gross margin (c) 75.8% 74.7% 52.1% 58.9% 67.5% 71.5% 61.4% 52.8% 40.7% 87.3% 34.8% 44.4% Projected cash gross margin (c) 96.5% 77.8% 84.9% 78.0% 42.0% 53.2% Residential sellout / Commercial buildout date estimate Residential 2026 2030 2035 2043 2086 2032 Commercial 2034 2033 2046 2039 2086 2035 (a) This represents 100% of Floreo performance and valuation metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Represents the average monthly builder homes sold over the last twelve months ended June 30, 2023. (c) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2023 $ 5,105 2.00% $ 36.06 $ 4,635 4.12% $ 52.23 2024 14,127 5.53% 39.98 6,769 6.02% 43.29 2025 22,166 8.68% 42.52 20,606 18.31% 52.42 2026 11,233 4.40% 42.35 10,044 8.93% 41.95 2027 28,905 11.31% 40.57 7,109 6.32% 43.90 2028 18,923 7.41% 42.21 6,369 5.66% 48.21 2029 17,839 6.98% 43.61 6,783 6.03% 49.29 2030 25,423 9.95% 47.79 6,109 5.43% 64.32 2031 10,895 4.27% 53.27 5,249 4.67% 55.63 2032 54,456 21.31% 52.54 6,036 5.37% 58.85 Thereafter 46,535 18.16% 45.47 32,874 29.14% 48.37 Total $ 255,607 100.00% $ 112,583 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of June 30, 2023 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033+ Retail 2033+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Acquisition / Disposition Activity Q2 2023 Acquisitions Date Acquired Property % Ownership Location Acres / Rentable Sq. Ft. Acquisition Price May 4, 2023 Grogan’s Mill Village Center 100% The Woodlands, Texas 8.7 acres $5.9 million Q2 2023 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price No disposition activity in Q2 2023 Acquisition/Disposition Activity Subsequent to period end, on July 6, 2023, the Company completed the sale of two self-storage facilities with a total of 1,370 storage units in The Woodlands, Texas, for $30.5 million resulting in a gain of $16.1 million.

HOWARD HUGHES 28 Other Assets Property Name Location % Ownership Acres Notes West End Alexandria (formerly Landmark Mall) Alexandria, VA 58% 41.1 West End Alexandria is a joint venture formed to redevelop the former Landmark Mall into four million square feet of residential, retail, commercial, and entertainment offerings with a central plaza and a network of parks and public transportation. The development will be anchored by a new state-of-the-art hospital and medical campus. Demolition began in the second quarter of 2022, with completion of the first buildings expected in 2025. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80% N/A Air rights above the Fashion Show Mall located on the Las Vegas Strip. 250 Water Street New York, NY 100% 1.0 The Company plans to transform the underutilized full-block surface parking lot at the entrance of the Seaport into a mixed- use development including affordable and market-rate apartments, community-oriented spaces, and office space. Other Assets

Debt Summary

thousands	June 30, 2023	December 31, 2022
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,495,097	1,500,841
Special Improvement District bonds	59,021	59,777
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	935,571	867,570
Condominium financing	114,509	49,000
Secured Bridgeland Notes due 2026	342,000	275,000
Mortgages, notes and loans payable	4,996,198	4,802,188
Deferred financing costs	(50,452)	(55,005)
Mortgages, notes, and loans payable, net	$ 4,945,746	$ 4,747,183

Net Debt on a Segment Basis as of June 30, 2023 (a)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,254,776**	**$ 396,076**	**$ 99,905**	**$ 166,880**	**$ 2,917,637**	**$ 2,028,109**	**$ 4,945,746**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,369	37,996	92	—	128,457	—	128,457
Less:							
Cash and cash equivalents	(13,223)	(92,900)	(4,019)	(18,966)	(129,108)	(260,297)	(389,405)
Cash and cash equivalents of unconsolidated ventures (b)	(2,300)	(24,350)	(11,149)	(4,382)	(42,181)	—	(42,181)
Special Improvement District receivables	—	(62,126)	—	—	(62,126)	—	(62,126)
Municipal Utility District receivables, net	—	(551,155)	—	(2,820)	(553,975)	—	(553,975)
TIF receivable	—	—	—	(2,479)	(2,479)	—	(2,479)
Net Debt	**$ 2,329,622**	**$ (296,459)**	**$ 84,829**	**$ 138,233**	**$ 2,256,225**	**$ 1,767,812**	**$ 4,024,037**

Consolidated Debt Maturities and Contractual Obligations as of June 30, 2023

thousands	Remaining in 2023	2024	2025	2026	2027	Thereafter	Total
Mortgages, notes, and loans payable	$ 143,819	$ 129,502	$ 448,119	$ 644,170	$ 298,587	$ 3,332,001	$ 4,996,198
Interest payments (c)	138,304	257,134	224,749	191,652	153,959	381,412	1,347,210
Ground lease commitments (d)	1,575	2,876	2,930	2,986	3,043	242,768	256,178
Total	**$ 283,698**	**$ 389,512**	**$ 675,798**	**$ 838,808**	**$ 455,589**	**$ 3,956,181**	**$ 6,599,586**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.
(c) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.
(d) Primarily relates to Seaport ground lease with initial expiration in 2072 and extension options through 2120. Future cash payments are not inclusive of extension options.

HOWARD HUGHES
29

Debt Summary (cont.)

thousands	Q2 2023 Principal	Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets					
Office	$ 1,199,853	3.43 %	9.20 %	5.38%	5.4
Retail	271,772	3.50 %	7.42 %	5.87%	5.4
Multi-family	735,282	3.13 %	8.08 %	4.70%	6.5
Other	68,714	3.65 %	5.83 %	4.81%	12.9
Total Operating Assets	$ 2,275,621	3.13 %	9.20 %	5.20%	6.0
Master Planned Communities (c)	$ 342,000	5.28 %	5.28 %	5.28%	3.2
Seaport (d)	$ 100,000	6.59 %	6.59 %	6.59%	0.4
Strategic Developments					
Condominiums	$ 114,509	6.11 %	10.54 %	7.17%	1.4
Multi-family	55,047	5.44 %	7.81 %	5.63%	2.3
Total Strategic Developments	$ 169,556	5.44 %	10.54 %	6.67%	1.6
Bonds					
Corporate Bonds	$ 2,050,000	4.13 %	5.38 %	4.66%	6.0
SID Bonds	59,021	4.13 %	6.05 %	4.79%	25.5
Total Bonds	$ 2,109,021	4.13 %	6.05 %	4.67%	6.6
Total (e)	$ 4,996,198	3.13 %	10.54 %	5.06%	5.8

(a) Includes the impact of interest rate derivatives. The Company's interest rate swap with a notional amount of $615 million matures in September 2023.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes with total borrowing capacity of $475.0 million and available capacity of $133.0 million as of June 30, 2023.
(d) Represents 250 Water Street mortgage.
(e) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $128.5 million as of June 30, 2023.

HOWARD HUGHES

30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	YTD Q2 2023	YTD Q2 2022
Total revenues	$ 121,427	$ 100,925	$ 104,092	$ 109,493	$ 118,562	$ 222,352	$ 218,249
Total operating expenses	(54,452)	(47,599)	(47,538)	(48,994)	(51,349)	(102,051)	(97,964)
Segment operating income (loss)	66,975	53,326	56,554	60,499	67,213	120,301	120,285
Depreciation and amortization	(40,878)	(39,632)	(39,483)	(37,714)	(38,999)	(80,510)	(77,429)
Interest income (expense), net	(30,285)	(28,911)	(25,183)	(23,340)	(21,318)	(59,196)	(41,436)
Other income (loss), net	(40)	2,282	(1,083)	421	(309)	2,242	(478)
Equity in earnings (losses) from unconsolidated ventures	2,042	1,905	365	4,132	2,591	3,947	17,766
Gain (loss) on sale or disposal of real estate and other assets, net	(16)	4,730	25,570	—	4,018	4,714	4,018
Gain (loss) on extinguishment of debt	—	—	(1,585)	—	(363)	—	(645)
Operating Assets segment EBT	**(2,202)**	**(6,300)**	**15,155**	**3,998**	**12,833**	**(8,502)**	**22,081**
Add back:							
Depreciation and amortization	40,878	39,632	39,483	37,714	38,999	80,510	77,429
Interest (income) expense, net	30,285	28,911	25,183	23,340	21,318	59,196	41,436
Equity in (earnings) losses from unconsolidated ventures	(2,042)	(1,905)	(365)	(4,132)	(2,591)	(3,947)	(17,766)
(Gain) loss on sale or disposal of real estate and other assets, net	16	(4,730)	(25,570)	—	(4,018)	(4,714)	(4,018)
(Gain) loss on extinguishment of debt	—	—	1,585	—	363	—	645
Impact of straight-line rent	(1,081)	(1,113)	(3,958)	(1,744)	(3,101)	(2,194)	(5,539)
Other	269	(185)	1,139	(519)	158	84	207
Operating Assets NOI	**66,123**	**54,310**	**52,652**	**58,657**	**63,961**	**120,433**	**114,475**
Company's share of NOI from equity investments	1,960	1,827	2,420	2,139	2,386	3,787	4,502
Distributions from Summerlin Hospital investment	—	3,033	—	—	—	3,033	4,638
Company's share of NOI from unconsolidated ventures	1,960	4,860	2,420	2,139	2,386	6,820	9,140
Total Operating Assets NOI	**$ 68,083**	**$ 59,170**	**$ 55,072**	**$ 60,796**	**$ 66,347**	**$ 127,253**	**$ 123,615**

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Reconciliation of Non-GAAP Measures

Reconciliation of Seaport segment EBT to Total NOI

thousands	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	YTD Q2 2023	YTD Q2 2022
Total revenues	$ 22,804	$ 11,897	$ 18,415	$ 32,501	$ 28,176	$ 34,701	$ 37,552
Total operating expenses	(26,665)	(18,916)	(25,064)	(31,404)	(29,066)	(45,581)	(47,925)
Segment operating income (loss)	(3,861)	(7,019)	(6,649)	1,097	(890)	(10,880)	(10,373)
Depreciation and amortization	(10,469)	(10,527)	(11,144)	(9,651)	(7,720)	(20,996)	(15,543)
Interest income (expense), net	1,311	1,186	899	1,731	1,319	2,497	1,272
Other income (loss), net	(1,601)	1	(44)	(18)	(43)	(1,600)	307
Equity in earnings (losses) from unconsolidated ventures	(10,896)	(10,820)	(16,050)	(11,273)	(5,239)	(21,716)	(8,950)
Seaport segment EBT	**(25,516)**	**(27,179)**	**(32,988)**	**(18,114)**	**(12,573)**	**(52,695)**	**(33,287)**
Add back:							
Depreciation and amortization	10,469	10,527	11,144	9,651	7,720	20,996	15,543
Interest (income) expense, net	(1,311)	(1,186)	(899)	(1,731)	(1,319)	(2,497)	(1,272)
Equity in (earnings) losses from unconsolidated ventures	10,896	10,820	16,050	11,273	5,239	21,716	8,950
Impact of straight-line rent	546	586	(1,063)	(185)	(184)	1,132	1,704
Other (income) loss, net (a)	2,470	847	2,846	674	433	3,317	1,936
Seaport NOI	**(2,446)**	**(5,585)**	**(4,910)**	**1,568**	**(684)**	**(8,031)**	**(6,426)**
Company's share of NOI from unconsolidated ventures (b)	(9,262)	(9,591)	(15,730)	(11,034)	(4,979)	(18,853)	(8,817)
Total Seaport NOI	**$ (11,708)**	**$ (15,176)**	**$ (20,640)**	**$ (9,466)**	**$ (5,663)**	**$ (26,884)**	**$ (15,243)**

(a) Includes miscellaneous development-related items.
(b) The Company's share of NOI related to the Tin Building by Jean-Georges is calculated using our current partnership funding provisions.

HOWARD HUGHES

32

Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q2 2023	Q2 2022	YTD Q2 2023	YTD Q2 2022
Net income attributable to common shareholders	**$ (19,143)**	**$ 21,564**	**$ (41,888)**	**$ 23,686**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	52,396	48,156	103,605	95,831
(Gain) loss on sale or disposal of real estate and other assets, net	16	(4,018)	(4,714)	(4,009)
Income recognized upon sale of interest in 110 North Wacker	—	(102)	—	4,914
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	(4)	920	1,037	918
Income recognized upon sale of interest in 110 North Wacker	—	18	—	(1,125)
Reconciling items related to noncontrolling interests	2	(132)	120	(83)
Company's share of the above reconciling items from unconsolidated joint ventures	2,224	1,040	4,207	2,030
FFO	**$ 35,491**	**$ 67,446**	**$ 62,367**	**$ 122,162**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	—	363	—	645
Severance expenses	430	297	2,026	2,143
Non-real estate related depreciation and amortization	825	820	1,625	1,738
Straight-line amortization	(536)	(3,286)	(1,063)	(3,835)
Deferred income tax expense (benefit)	(15,908)	1,066	(17,793)	(2,934)
Non-cash fair value adjustments related to hedging instruments	(3,538)	2,646	(6,217)	5,981
Share-based compensation	3,097	2,393	7,868	5,860
Other non-recurring expenses (development-related marketing and demolition costs)	3,089	2,674	6,660	5,083
Company's share of the above reconciling items from unconsolidated joint ventures	35	152	86	231
Core FFO	**$ 22,985**	**$ 74,571**	**$ 55,559**	**$ 137,074**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(5,962)	(1,310)	(11,244)	(5,646)
Leasing commissions	(2,794)	(1,261)	(3,430)	(2,341)
AFFO	**$ 14,229**	**$ 72,000**	**$ 40,885**	**$ 129,087**
FFO per diluted share value	**$ 0.72**	**$ 1.33**	**$ 1.26**	**$ 2.37**
Core FFO per diluted share value	**$ 0.46**	**$ 1.47**	**$ 1.12**	**$ 2.65**
AFFO per diluted share value	**$ 0.29**	**$ 1.42**	**$ 0.83**	**$ 2.50**

HOWARD HUGHES

33